AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization ("the Agreement"), dated as of the 15th day of March, 2006, by and between DOLPHIN Productions, Inc., a Nevada corporation ("DOLPHIN") and Innocom Technology Holdings Limited (formerly Wisechamp Group Limited), a British Virgin Islands corporation ("INNOCOM") and the shareholders of Innocom ("Shareholders"), with reference to the following:

          A.    DOLPHIN  is a  Nevada corporation  organized on  June  28,
     1998.   DOLPHIN  has  authorized capital stock of 50,000,000  shares,
     $.001 par value, of which 770,000 shares are issued and outstanding.

          B. INNOCOM is a privately held corporation organized under the laws of British Virgin Islands on July 12, 2005. INNOCOM has authorized capital stock of 50,000 shares, $1.00 par value, of which ONE share is issued and outstanding. INNOCOM has two wholly owned subsidiaries, CHINARISE CAPITAL (INTERNATIONAL) LIMITED, a British Virgin Islands corporation ("CHINARISE"), and NEXT GIANT INTERNATIONAL LIMITED, a British Virgin Islands corporations which in turn has a wholly owned subisidiary, BEIJING UNISMOBILE COMMUNICATION TECHNOLOGY CO., LTD., a joint stock limited company established in The People's Republic of China ("UNISMOBILE"). Within this Agreement, references to INNOCOM shall apply to each of its subsidiaries.

          C. The respective Boards of Directors of DOLPHIN and INNOCOM have deemed it advisable and in the best interests of DOLPHIN and INNOCOM that INNOCOM be acquired by DOLPHIN, pursuant to the terms and conditions set forth in this Agreement.

          D. DOLPHIN and INNOCOM propose to enter into this Agreement which provides among other things that all of the outstanding shares of INNOCOM be acquired by DOLPHIN, in exchange for 32,162,500 shares of DOLPHIN and such additional items as more fully described in the Agreement.

          E. The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, the parties hereto agree as follows:

                               ARTICLE 1
                            THE ACQUISITION

     1.01 At the Closing, a total of ONE common share, which represents all of the outstanding shares of INNOCOM shall be acquired by DOLPHIN in exchange for 32,162,500 restricted common shares of DOLPHIN (the "Shares"). The Shares of DOLPHIN to be issued in this transaction shall be issued as set forth in Exhibit A to this Agreement.

     1.02 At the Closing, the INNOCOM shareholders will deliver certificates for the outstanding shares of INNOCOM, duly endorsed so as to make DOLPHIN the sole holder thereof, free and clear of all claims and encumbrances and DOLPHIN shall deliver a transmittal letter directed to the transfer agent of DOLPHIN directing the issuance of the Shares to the shareholders of INNOCOM as set forth on Exhibit A of this Agreement.

     1.03   Following  the  reorganization  there  will  be  a  total   of
32,935,000 shares, $.001 par value, issued and outstanding in DOLPHIN.

     1.04 Following the reorganization, INNOCOM will be a wholly owned subsidiary of DOLPHIN.

     1.05 DOLPHIN shall pay and settle all liabilities incurred prior to closing.

                                ARTICLE 2
                              THE CLOSING

     2.01 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 1328 East 600 North, Bountiful, UT 84010 on or before March 30, 2006 (the "Closing Date") or at such other place or date and time as may be agreed to in writing by the parties hereto.

     2.02 The following conditions are a part of this Agreement and must be completed on the Closing Date, or such other date specified by the parties:

     (a) Mr. William Yan Sui HUI will be appointed to, and shall be the sole member of, the Board of Directors of DOLPHIN. Richard H. Casper, Scott S. Summerhays, Pamela Lindquist and Kristy Chambers will resign as directors of DOLPHIN to be effective 10 days after mailing the 14F
Information Statement to shareholders of DOLPHIN and filing the 14F Information Statement with the Securities and Exchange Commission.

     (b) Richard H. Casper, Kristy Chambers, Scott S. Summerhays and Pamela Lindquist will resign as officers of DOLPHIN and Mr. William Yan Sui HUI will be appointed as President, Secretary and Treasurer of DOLPHIN.

     (c) Post closing, DOLPHIN shall obtain shareholder approval to amend its Articles of Incorporation to change the name of the Company to Innocom Technologies, Inc. or such similar name as is available in the State of Nevada;

      (d) Post closing, DOLPHIN shall obtain shareholder approval to increase its authorized common stock to 300,000,000 shares, $.001 par value.

                               ARTICLE 3

       REPRESENTATIONS AND WARRANTIES OF DOLPHIN PRODUCTIONS, INC.

     DOLPHIN hereby represents and warrants to INNOCOM as follows:

     3.01 DOLPHIN shall deliver to INNOCOM, on or before Closing, each of the following:

          (a) Financial Statements. Audited financial statements of DOLPHIN including, but not limited to, balance sheets and profit and loss statements from the fiscal years end 2004 and 2005, prepared in accordance with generally accepted accounting principles and which fairly  present  the  financial condition of  DOLPHIN  at  the  dates
     thereof.   (Schedule A).

          (b)    Property.   An  accurate  list  and  description  of  all
     property, real or personal, owned by DOLPHIN of a value equal to or greater than $1,000.00. (Schedule B.)

          (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule A. (Schedule C.) A complete and accurate list of all debts, liabilities and obligations of DOLPHIN incurred or owing as of the date of this Agreement. (Schedule C.1.)

          (d) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which DOLPHIN is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by DOLPHIN (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2005, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule D.)

          (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of DOLPHIN for the repayment of borrowed money. (Schedule E.)

          (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required  at  or  subsequent  to closing,  or  where  consent  to  an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule F.)

          (g) Articles and Bylaws. Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of DOLPHIN together with all amendments thereto to the date hereof. (Schedule G.)

          (h) Shareholders. A complete list of all persons or entities holding capital stock of DOLPHIN (as certified by DOLPHIN's transfer agent) or any rights to subscribe for, acquire, or receive shares of the capital stock of DOLPHIN (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule H.)

          (i) Officers and Directors. A complete and current list of all Officers and Directors of DOLPHIN, each of whom shall resign effective as of the Closing Date. (Schedule I.)

          (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of DOLPHIN who received $1,000.00 or more in aggregate compensation from DOLPHIN whether in salary, bonus or otherwise, during the year 2005, or who is presently scheduled to receive from DOLPHIN a salary in excess of $1,000.00 during the year ending December 31, 2006, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. All such employees are "at will" employees of DOLPHIN. (Schedule J.)

          (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of DOLPHIN threatened, which may materially and adversely affect DOLPHIN. (Schedule K.)

          (l) Tax Returns. Accurate copies of all Federal and State tax returns for DOLPHIN for the last fiscal year. (Schedule L.)

          (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by DOLPHIN under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last fiscal year. (Schedule M.)

          (n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which DOLPHIN has an account or safe deposit box, and
     (2) the names and addresses of all signatories.  (Schedule N.)

          (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein DOLPHIN is qualified to do business and is in good standing. (Schedule O.)

           (p) Subsidiaries. A complete list of all subsidiaries of DOLPHIN. (Schedule P.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which DOLPHIN has an interest, direct or indirect.

          (q) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of DOLPHIN, if any. (Schedule Q.)

          (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts, which DOLPHIN may have, other than those listed in the schedule on Union Matters. (Schedule R.)

           (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of DOLPHIN in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule S.)

          (t) Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming DOLPHIN as an insured or beneficiary or as a loss payable payee or for which DOLPHIN has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by DOLPHIN regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming DOLPHIN as beneficiary covering the business activities of DOLPHIN. (Schedule T.)

          (u) Customers. A complete and accurate list (in all material respects) of the customers of DOLPHIN, including presently effective contracts of DOLPHIN to be assigned to DOLPHIN, accounting for the principle revenues of DOLPHIN, indicating the dollar amounts of gross income of each such customer for the period ended June 30, 2005. (Schedule U.)

          (v)   Licenses  and Permits.  A complete list of  all  licenses,
     permits and other authorizations of DOLPHIN.   (Schedule V.)

3.02 Organization, Standing and Power. DOLPHIN is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

3.03 Qualification. DOLPHIN is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations. Such jurisdictions, which are the only jurisdictions in which DOLPHIN is duly qualified and licensed as a foreign corporation, are shown in Schedule O.

3.04 Capitalization of DOLPHIN. The authorized capital stock of DOLPHIN consists of 50,000,000 shares of Common Stock, $.001 par value, of which the only shares issued and outstanding are 770,000 issued to shareholders listed on Schedule H, which shares were duly authorized, validly issued and fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws or pursuant to valid exemptions therefrom. There are no preemptive rights with respect to the DOLPHIN stock. There is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of DOLPHIN.

3.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of DOLPHIN. This Agreement constitutes the valid and binding obligation of DOLPHIN enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by DOLPHIN and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of DOLPHIN's Certificate and Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which DOLPHIN is a party or bound by.

3.06 Absence of Undisclosed Liabilities. DOLPHIN has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto. As of the Closing, DOLPHIN shall have no assets or liabilities other than those resulting from the acquisition of INNOCOM.

3.07 Absence of Changes. Since December 31, 2005, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of DOLPHIN, except for changes resulting from completion of those transactions described in Section 2.02(e) and
Section 5.01

3.08 Tax Matters. All taxes and other assessments and levies which DOLPHIN is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by DOLPHIN in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by DOLPHIN income or business prior to the Closing Date.

3.09 Options, Warrants, etc. Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, commitments or agreements of any character to which DOLPHIN or its shareholders are a party or by which DOLPHIN or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of DOLPHIN or any securities representing the right to purchase or otherwise receive any such capital stock of DOLPHIN.

3.10 Title to Assets. Except for liens set forth in Schedule C, DOLPHIN is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

3.11 Agreements in Force and Effect. Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which DOLPHIN is a party are valid and in full force and effect on the date hereof, and DOLPHIN has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of DOLPHIN.

3.12 Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either DOLPHIN or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of DOLPHIN. DOLPHIN has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

3.13 Governmental Regulation. To the knowledge of DOLPHIN and except as set forth in Schedule K, DOLPHIN is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of DOLPHIN.

3.14 Brokers and Finders. DOLPHIN shall be solely responsible for payment to any broker or finder retained by DOLPHIN for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein. DOLPHIN has not agreed to pay any fees or commissions to any party.

3.15 Accuracy of Information. No representation or warranty by DOLPHIN contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to INNOCOM pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

3.16 Subsidiaries. Except as listed in Schedule P, DOLPHIN does not have any other subsidiaries or own capital stock of any other corporation.

3.17 Consents. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by DOLPHIN or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

3.18 Improper Payments. Neither DOLPHIN, nor any person acting on behalf of DOLPHIN has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of DOLPHIN (b) any customer, supplier or competitor of DOLPHIN or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for DOLPHIN or (c) any political party or any candidate for elective political office nor has any fund or other asset of DOLPHIN been maintained that was not fully and accurately recorded on the books of account of DOLPHIN.

3.19 Copies of Documents. DOLPHIN has made available for inspection and copying by INNOCOM and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by DOLPHIN with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of DOLPHIN, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of DOLPHIN or adversely effect the objectives of this Agreement with respect to INNOCOM including, but not limited to, the issuance and subsequent trading of the shares of common stock of DOLPHIN to be received hereby, subject to compliance by the shareholders of INNOCOM with applicable law.

3.20 Valid Issuance of Securities. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

3.21 Related Party Transactions. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

                                 ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF
                    INNOCOM TECHNOLOGY HOLDINGS LIMITED

     INNOCOM hereby represents and warrants to DOLPHIN as follows:

4.01   INNOCOM   shall  deliver to DOLPHIN,  on  or  before  Closing,  the
following:

          (a) Financial Statements. Audited financial statements of INNOCOM and its subsidiaries, including, but not limited to, balance sheets and profit and loss statements from the fiscal year end 2004 and 2005, prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of
     INNOCOM at the dates thereof.   (Schedule AA)

          (b)    Property.   An  accurate  list  and  description  of  all
     property, real or personal owned by INNOCOM of a value equal to or greater than $1,000.00. (Schedule BB)

          (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule AA. (Schedule CC.) A complete and accurate list of all debts, liabilities and obligations of INNOCOM incurred or owing as of the date of this Agreement. (Schedule CC.1.)

          (d) Leases and Contracts. A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which INNOCOM is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by INNOCOM (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2005 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule DD.)

          (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of INNOCOM
     for the repayment of borrowed   money.  (Schedule EE.)

          (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule FF.)

          (g) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of INNOCOM, together with all amendments thereto to the date hereof. (Schedule GG.)

          (h)    Shareholders.   A  complete  list  of  all  persons    or
     entities holding capital stock of INNOCOM or any rights to subscribe for, acquire, or receive shares of the capital stock of INNOCOM (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)

          (i) Officers and Directors. A complete and current list of all officers and Directors of INNOCOM. (Schedule II.)

          (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate or
     each  present employee of INNOCOM who received $1,000  or   more   in
     aggregate compensation from INNOCOM whether in salary, bonus or otherwise, during the year 2005, or who is presently scheduled to receive from INNOCOM a salary in excess of $1,000.00 during the year ending December 31, 2006, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule JJ.)

          (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of INNOCOM threatened, which may materially and adversely affect INNOCOM. (Schedule KK.)

          (l) Tax Returns. Accurate copies of all Federal and State tax returns for INNOCOM, if any. (Schedule LL.)

           (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by INNOCOM under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local). (Schedule MM.)

          (n) A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which INNOCOM has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule NN.)

          (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein INNOCOM is qualified to do business and is in good standing. (Schedule OO.)

           (p) Subsidiaries. A complete list of all subsidiaries of INNOCOM. (Schedule PP.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which INNOCOM has an interest, direct or indirect.

          (q) Union Matters. An accurate list and description (in all material respects of union contracts and collective bargaining agreements of INNOCOM, if any. (Schedule QQ.)

          (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts, which INNOCOM may have, other than those listed in the schedule on Union Matters. (Schedule RR.)

          (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of INNOCOM in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule SS.)

          (t) Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming INNOCOM as an insured or beneficiary or as a loss payable payee or for which INNOCOM has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by INNOCOM regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming INNOCOM as beneficiary covering the business activities of INNOCOM. (Schedule TT.)

          (u) Customers. A complete and accurate list (in all material respects) of the customers of INNOCOM, including all presently effective contracts of INNOCOM to be assigned to INNOCOM, accounting for the principle revenues of INNOCOM, indicating the dollar amounts of gross revenues of each such customer for the period ended as of a recent date. (Schedule UU.)

          (v)   Licenses  and Permits.  A complete list of  all  licenses,
     permits and other authorizations of INNOCOM.    (Schedule VV.)

4.02 Organization, Standing and Power. INNOCOM is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

4.03 Qualification. INNOCOM is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations. Such jurisdictions, which are the only jurisdictions in which INNOCOM is duly qualified and licensed as a foreign corporation, is shown in Schedule OO.

4.04 Capitalization of INNOCOM. The authorized capital stock of INNOCOM consists of 50,000 shares of Common Stock, par value $.001 per share, of which the only shares issued and outstanding are ONE share issued to the shareholder listed on Schedule HH, which share was duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the INNOCOM stock.

4.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of INNOCOM. This Agreement constitutes the valid and binding obligation of INNOCOM, enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by INNOCOM and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of INNOCOM 's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which INNOCOM is a party or bound.

4.06 Absence of Undisclosed Liabilities. INNOCOM has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

4.07 Absence of Changes. Since inception, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of INNOCOM, except for changes resulting from completion of those transactions described in Section 5.02.

4.08 Tax Matters. All taxes and other assessments and levies which INNOCOM is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by INNOCOM in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by INNOCOM income or business prior to the Closing Date.

4.09 Options, Warrants, etc. Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, commitments or agreements of any character to which INNOCOM or its shareholders are a party or by which INNOCOM or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of INNOCOM or any securities representing the right to purchase or otherwise receive any such capital stock of INNOCOM .

4.10  Title  to Assets.  Except for  liens  set  forth  in  Schedule   CC,
INNOCOM   is  the  sole  and  unconditional owner   of,   with  good   and
marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

4.11 Agreements in Force and Effect. Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which INNOCOM is a party are valid and in full force and effect on the date hereof, and INNOCOM has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon
the   business,  operations or financial condition of INNOCOM.

4.12 Legal Proceedings, Etc. Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of
INNOCOM, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of INNOCOM . INNOCOM has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

4.13 Governmental Regulation. To the knowledge of INNOCOM and except as set forth in Schedule KK, INNOCOM is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of INNOCOM.

4.14 Broker and Finders. INNOCOM shall be solely responsible for payment to any broker or finder retained by INNOCOM for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

4.15 Accuracy of Information. No representation or warranty by INNOCOM contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to DOLPHIN pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

4.16  Subsidiaries.  Except as listed in Schedule  PP,  INNOCOM  does  not
have  any  other subsidiaries  or  own  capital  stock  representing   ten
percent (10%) or more of the issued and outstanding stock of any other corporation.

4.17 Consents. Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by INNOCOM or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

4.18 Improper Payments. No person acting on behalf of INNOCOM has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of INNOCOM, or (b) any political party or any candidate for elective political office, nor has any fund or other asset of INNOCOM been maintained that was not fully and accurately recorded on the books of account of INNOCOM.

4.19 Copies of Documents. INNOCOM has made available for inspection and copying by DOLPHIN and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by INNOCOM with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of INNOCOM or adversely affect the objectives of this Agreement.

4.20 Investment Intent of Shareholders. Each shareholder of INNOCOM represents and warrants to DOLPHIN that the shares of DOLPHIN being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                                 ARTICLE 5
                   CONDUCT AND TRANSACTIONS PRIOR TO THE
                     EFFECTIVE TIME OF THE ACQUISITION

5.01   Conduct and Transactions of DOLPHIN.   During the period  from  the
date hereof to the date of Closing, DOLPHIN shall:

           (a) Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all
     tax returns    required to be filed and paying all taxes due;

           (b) Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

     DOLPHIN shall not during such period, except in the ordinary course of business, without the prior written consent of INNOCOM:

          (c)    Except  as otherwise contemplated or  required   by  this
     Agreement,   sell,  dispose  of  or  encumber any of its   properties
     or assets;

          (d) Except as otherwise contemplated or required by this Agreement, declare or pay any dividends on shares of its capital
     stock   or  make  any other distribution of assets  to   the  holders
     thereof;

          (e) Except as otherwise contemplated or required by this Agreement, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

          (f) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (g) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000 with all liabilities incurred prior to closing to be paid by DOLPHIN;

          (h)    Incur  any  indebtedness  for  borrowed  money,   assume,
     guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

          (i)      Make    any   material   change   in   its    insurance
     coverage;

          (j)   Increase  in  any  manner  the  compensation,  direct   or
     indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

          (k) Enter into any agreement or make any commitment to any labor union or organization;

          (l)  Make any capital expenditures.

5.02 Conduct and Transactions of INNOCOM. During the period from the date hereof to the date of Closing, INNOCOM shall:

          (a) Obtain an investment letter from each shareholder of INNOCOM in a form substantially like that attached hereto as Exhibit B.

          (b) Conduct the operations of INNOCOM in the ordinary course of business.

     INNOCOM shall not during such period, except in the ordinary course of business, without the prior written consent of DOLPHIN:

          (c)    Except as otherwise contemplated or  required   by   this
     Agreement,   sell,   dispose   of   or   encumber   any    of     the
     properties or assets of INNOCOM;

          (d)     Declare or pay any dividends on  shares  of  its capital
     stock   or  make  any other distribution of assets  to   the  holders
     thereof;

          (e) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock without the express written consent of DOLPHIN;

          (f) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (g)    Except  as  otherwise contemplated and required  by  this
     Agreement,  pay  or  incur any obligation or  liability,   direct  or
     contingent, of more than $1,000;

          (h)    Incur  any  indebtedness  for  borrowed  money,   assume,
     guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

          (i)    Make  any  material change in its insurance coverage;

          (j)   Increase  in  any  manner  the  compensation,  direct   or
     indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

          (k) Enter into any agreement or make any commitment to any labor union or organization;

          (l) Make any material capital expenditures in excess of $1,000.00.

           (m) Allow any of the foregoing actions to be taken by any subsidiary of INNOCOM.

                                 ARTICLE 6
                           RIGHTS OF INSPECTION

6.01 During the period from the date of this Agreement to the date of Closing of the acquisition, DOLPHIN and INNOCOM agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of DOLPHIN or
INNOCOM, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, DOLPHIN and INNOCOM will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

                                 ARTICLE 7
                           CONDITIONS TO CLOSING

7.01 Conditions to Obligations of INNOCOM. The obligation of INNOCOM to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by INNOCOM.

          (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by DOLPHIN which in the opinion of INNOCOM would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of DOLPHIN set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

          (b) Performance of Obligations. DOLPHIN shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and DOLPHIN shall have complied in all material respects with the course of conduct required by this Agreement.

           (c) Corporate Action. DOLPHIN shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for INNOCOM that DOLPHIN has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

          (d) Consents. Execution of this Agreement by the shareholders of INNOCOM and any consents necessary for or approval of any party listed on any Schedule delivered by DOLPHIN whose consent or approval is required pursuant thereto shall have been obtained.

          (e) Financial Statements. INNOCOM shall have been furnished with audited financial statements of DOLPHIN including, but not limited to, balance sheets and profit and loss statements from fiscal year end 2004 and 2005. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of DOLPHIN as of September 30, 2005.

          (f) Statutory Requirements. All statutory requirements for the valid consummation by DOLPHIN of the transactions contemplated by this Agreement shall have been fulfilled.

          (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by DOLPHIN for consummation of the transactions contemplated by this Agreement shall have been obtained.

          (h) Changes in Financial Condition of DOLPHIN. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of DOLPHIN, except expenditures in furtherance of this Agreement.

          (i) Absence of Pending Litigation. DOLPHIN is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

          (j) Authorization for Issuance of Stock. INNOCOM shall have received in form and substance satisfactory to counsel for INNOCOM a letter instructing and authorizing the Registrar and Transfer
     Agent for the shares of common stock of DOLPHIN to issue stock certificates representing ownership of DOLPHIN common stock to INNOCOM shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

7.02 Conditions to Obligations of DOLPHIN. The obligation of DOLPHIN to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by DOLPHIN.

            (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by INNOCOM, which in the opinion of DOLPHIN, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of INNOCOM set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

          (b) Performance of Obligations. INNOCOM shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and INNOCOM shall have complied in all respects with the course of conduct required by this Agreement.

           (c) Corporate Action. INNOCOM shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for DOLPHIN that INNOCOM has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

          (d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by INNOCOM, whose consent or approval is required pursuant thereto, shall have been obtained.

          (e) Financial Statements. DOLPHIN shall have been provided audited financial statements of INNOCOM including, but not limited to, balance sheets and profit and loss statements from the fiscal years end 2004 and 2005, prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of INNOCOM at the dates thereof.

          (f)    Statutory  Requirements. All statutory  requirements  for
     the    valid    consummation    by  INNOCOM   of   the   transactions
     contemplated  by  this Agreement  shall  have  been fulfilled.

          (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by INNOCOM for consummation of the transactions contemplated by this Agreement shall have been obtained.

          (h)     Employment  Agreements.   Existing  INNOCOM   employment
     agreements will have been delivered to counsel for DOLPHIN.

          (i) Changes in Financial Condition of INNOCOM . There shall not have occurred any material adverse change in the financial condition or in the operations of the business of INNOCOM, except expenditures in furtherance of this Agreement.

          (j) Absence of Pending Litigation. INNOCOM is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

          (k)     Shareholder  Approval.   The INNOCOM shareholders  shall
     have approved the Agreement and Plan of Reorganization.

                                 ARTICLE 8
                       MATTERS SUBSEQUENT TO CLOSING

8.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

8.02 No Further Reverse Split. The parties agree that for a period of 24 months following the closing of this Agreement, no additional reverse splits of the issued and outstanding stock may occur without the express written approval of the former Directors of DOLPHIN.

                                 ARTICLE 9
                  NATURE AND SURVIVAL OF REPRESENTATIONS

9.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by DOLPHIN or INNOCOM pursuant hereto, or otherwise adopted by DOLPHIN, by its written approval, or by INNOCOM by its written approval, or in connection with the  transactions  contemplated hereby,  shall  be  deemed
representations  and  warranties   by DOLPHIN  or  INNOCOM  as the case
may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

                                ARTICLE 10
        TERMINATION OF AGREEMENT AND ABANDONMENT OF REORGANIZATION

10.01 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

          (a)     By   mutual   written  consent   of   the   Boards    of
     Directors of DOLPHIN and INNOCOM .

          (b)   By  the  Board of Directors of DOLPHIN  if  any   of   the
     conditions   set  forth  in  Section  7.02  shall   not   have   been
     satisfied by the Closing Date.

          (c)     By  the Board of Directors of INNOCOM  if any   of   the
     conditions   set  forth  in  Section  7.01  shall   not   have   been
     satisfied by the Closing Date.

10.02 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

                                ARTICLE 11
                   EXCHANGE OF SHARES; FRACTIONAL SHARES

11.01 Exchange of Shares. At the Closing, DOLPHIN shall issue a letter to the transfer agent of DOLPHIN with a copy of the resolution of the Board of Directors of DOLPHIN authorizing and directing the issuance of DOLPHIN shares as set forth on Exhibit A to this Agreement.

11.02 Restrictions on Shares Issued to INNOCOM . Due to the fact that INNOCOM will receive shares of DOLPHIN common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) and 4(6) of such Act, those shares of DOLPHIN will contain the following legend:

          The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is not required.

                                ARTICLE 12
                               MISCELLANEOUS

12.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada excluding the conflicts of laws.

12.02 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

    If to "DOLPHIN"                    If to "INNOCOM "

    Mr. Richard Casper                 Mr. William Hui
    Dolphin Productions, Inc.          Innocom Technology Holdings Limited
    2068 Haun Avenue                   Unit 3, 25/F.,
    Salt Lake City, UT 84121           Global Gateway (Hong Kong),
                                       98 Wang Lung Street
                                       Tsuen Wan, H.K.

    With copies to:                    With copies to:

    Eric L. Robinson, Esq.             Cletha A. Walstrand, Esq.
    Blackburn & Stoll                  1328 East 600 North
    257 East 200 South, #800           Bountiful, UT  84010
    Salt Lake City, UT  84111

12.03 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing signed by an authorized officer at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

          (a)   Extend  the  time  for  the performance  of  any  of   the
     obligations of the other;

          (b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

          (c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

          (d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

        Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.03 shall be valid if authorized or ratified by the Board of Directors of such party.

12.04 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by DOLPHIN or INNOCOM shall not constitute a waiver of the right to pursue other available remedies.

12.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile signature and such transmission shall be deemed a valid signature.

12.06 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of DOLPHIN and INNOCOM and its shareholders.

12.07 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersede all prior written or oral understandings or agreements between the parties.

12.08 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     Executed as of the date first written above.

DOLPHIN PRODUCTIONS, INC.          INNOCOM TECHNOLOGY HOLDINGS LTD.


By:  /s/ Richard H. Casper              By:  /s/ Willaim Hui
     Richard H. Casper, President            William Hui, Chairman

     The undersigned hereby approves the Agreement and Plan of Reorganization with DOLPHIN PRODUCTIONS, INC. The undersigned hereby represents and warrants that the undersigned has read the Agreement and Plan of Reorganization with DOLPHIN PRODUCTIONS, INC. and understands its terms and conditions.

Shareholders of INNOCOM TECHNOLOGY HOLDINGS, LTD.


/s/ Willaim Hui                         Date: March 15, 2006
William Hui

                                 EXHIBIT A



          Name of                               Number of
        Shareholder                              Shares

        William Hui                             32,165,000



                                 EXHIBIT B

                    INVESTMENT REPRESENTATION STATEMENT

PURCHASER:     William Hui

ISSUER:        DOLPHIN PRODUCTIONS, INC.

SECURITY:      Common Stock, par value $.001

QUANTITY:      32,165,000 Shares (the "Securities")

     In connection with the purchase of the above-listed Securities of the Company, I, the purchaser represent to Dolphin Productions, Inc. (the "Company") the following:

     (1) Investment. I am aware of the Company's business affairs and financial condition. I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 (as Amended). These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein. In this connection I understand that, in view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

     (2) Restrictions on Transfer Under Securities Act. I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

     (3) Sales Under Rule 144. I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a " market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

     (4) Limitations on Rule 144. I further acknowledge and understand that the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period had been satisfied.

     (5) Sales Not Under Rule 144. I further acknowledge that, if all the requirements of Rule 144 are not met, then Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion (i) that persons proposing to sell private placement securities other than in a registered offering or exemption from registration is available for such offers or sales, and (ii) that such persons and the brokers who participate in the transactions do so their own risk.

     (6) Stop Transfer Instructions. I further understand that stop transfer instructions will be in effect with respect to the transfer of the Securities consistent with the above.

     (7)   Additional  Representations and  Warranties.   In  addition,  I
represent and warrant:

          (i) That I have had the opportunity to ask questions of, and receive answers from, the Company (or any person acting on its behalf) concerning the Company and my proposed investment in the Securities;

          (ii) That I have concluded that I have sufficient information upon which to base my decision to acquire the Securities;

          (iii) That I have made my own determination of the value of the Securities and have not relied upon any statements, representations or warranties of the Company regarding the value of the Securities or the business prospects of the Company;

          (iv)   That   I  understand  that  in  acquiring   the
          Securities,   I   am   making  a  highly   speculative
          investment with the knowledge that the Company is in the initial stages of development;

          (v) That I am capable of bearing the economic risk and burdens of the investment, the possibility of complete loss of all of the investment, and the possible inability to readily liquidate the investment due to the lack of public market; and

          (vi) That I understand that, in selling and transferring the Securities, the Company had relied upon an exemption from the registration requirements of the Securities Act and that, in an attempt to effect compliance with all the conditions of such exemption, the Company is relying in good faith upon all of my foregoing representations and warranties.

      (8) I own, of record and beneficially, and have good, valid and indefeasible title to and the right to transfer to the Company pursuant to this Agreement, my share of Innocom Technology Holdings Limited ("INNOCOM") free and clear of any and all encumbrances and/or liens of any kind. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which I am a party or by which such I am bound with respect to the sale, transfer, or voting of my INNOCOM share of common stock. On the closing date of the Agreement and Plan of Reorganization to which this statement is attached, the Company will acquire good, valid and marketable title to my share of INNOCOM stock free and clear of any and all liens or other encumbrances of any kind.

      (9) I am an "accredited investor" as that term is defined in Rule 501 of Regulation D as promulgated under the Securities Act of 1933, as amended.

                                     SIGNATURE OF PURCHASER

Date: _______________

                                     _______________________________

Address: